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                                                                    EXHIBIT 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-24114 and 33-32664) and Form S-8 (File Nos. 33-6989,
33-15729, 33-53954, 33-14698, 33-15089, 33-32663, and 33-54562) and related prospectuses of our report dated February 1, 1994, except for the third paragraph of Note 16, as to which the date is February 7, 1994, with respect to the consolidated statements and schedules of Reebok International Ltd. included in the Annual Report (Form 10-K) for the year ended December 31, 1993.



                                                   /S/ ERNST & YOUNG


Boston, Massachusetts
February 15, 1994